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Exhibit 10.55

AMENDMENT NO. 2
TO THE
WELLPOINT 401(k) RETIREMENT SAVINGS PLAN
(As Amended Through January 1, 2001)

        The WellPoint 401(k) Retirement Savings Plan, as amended through January 1, 2001 is further amended effective as of January 1, 2001, unless a different date is specifically provided as follows:

        1.    Section 2.09(c) is amended effective February 28, 2001 to clarify the treatment of different categories of paid time off:

          (c)  Exceptions. Compensation shall not include pay in lieu of vacation days or pay in lieu of any category of paid time off that is unused at terminations of employment.

        2.    Section 2.16 defining "Highly Compensated Employee" is amended to clarify the use of the top paid group election effective January 1, 1997:

        "Highly Compensated Employee" means (i) any 5% owner during the current Plan Year or the preceding Plan Year (the "lookback year") and (ii) any Employee receiving Remuneration from a Participating Company in the lookback year in excess of $80,000 (indexed consistent with Code Section 414(q)) without regard to whether the Employee is in the top 20% of Employees ranked by Remuneration.

        3.    Section 2.25 defining "Remuneration" is amended to incorporate amounts excluded under the qualified transportation fringe benefit provisions of Code Section 132(f):

        "Remuneration" means compensation as defined in Code Section 415(c)(3) and in accordance with Treasury Regulation sections 1.415-2(d)(2) and 1.415-2(d)(3). This alternate definition of compensation is used for purposes of the Highly Compensated Employee definition in Section 2.16 and the Testing Salary Deferral and Matching Contributions Appendix, the Limitations on Allocations Appendix and the Top Heavy Appendix to this Plan. Remuneration also includes an Employee's elective deferrals under a qualified cash or deferred arrangement described in Code Sections 401(k) and 402(e)(3), a simplified employee pension plan described in Code Section 408(k)(6) and a cafeteria plan described in Code Section 125 and elective salary reductions not includible in gross income as a qualified transportation fringe under Code Section 132(f)(4).

        4.    Section 3.06 is amended to confirm the effective date of the Uniformed Services Employment and Reemployment Rights Act of 1994.

        Notwithstanding any provision of this Plan to the contrary, contributions and benefits with respect to qualified military service will be provided to the extent required by Code Section 414(u) effective December 12, 1994.

        5.    The introduction to Section 9.04 governing hardship withdrawals is amended effective July 1, 2002 to provide for a minimum amount.

        If a Participant has an immediate and heavy financial need (as defined below), and has no other resources reasonably available to meet this need (as defined below), the Participant may request a hardship withdrawal from his or her Salary Deferral Contributions Account and Rollover Account. The amount available from the Participant's Salary Deferral Contributions Account does not include earnings after December 31, 1988. For hardship withdrawals made on and after July 1, 2002, the amount of a hardship withdrawal may not be less the lesser of (i) $1,000 and (ii) the sum of the balances in the Participant's Salary Deferral Contributions Account (excluding earnings after December 31, 1988) and Rollover Account.

        6.    The suspension period applicable to hardship withdrawals is reduced, effective January 1, 2002 to six months by amending Section 9.04(c) as follows

        Effective July 1, 2001, any withdrawal from a Participant's Salary Deferral Contributions Account will result in a suspension of the Participant's right to direct Salary Deferral Contributions under the Plan and to make pre-tax and post-tax elective contributions under all other qualified and nonqualified plans maintained by an Affiliated Company ("Other Elective Contributions"). The suspension will continue for a period of 12 months (6 months effective January 1, 2002) following the effective date of the withdrawal and expire on the first day of the first payroll period beginning 365 days (183 days effective January 1, 2002) after the effective date of the withdrawal. If, as of January 1, 2002, a Participant's ability to make pre-tax and post-tax contributions is suspended as described in this subsection (c), his or her period of suspension will end on the last day of the six-month period beginning on the effective date of the withdrawal or January 1, 2002, whichever is later. The aggregate amount of a Participant's Salary Deferral Contributions to this Plan and the Participant's Other Elective Contributions in the Plan Year immediately following the Plan Year in which the hardship withdrawal is made will not exceed the Code Section 402(g) limit described in Section 5.01 reduced by the amount of his or her Salary Deferral Contributions made to this Plan and Other Elective Contributions made in the Plan Year in which the hardship withdrawal is made..

        7.    Section 11.07 is amended to eliminate the lookback rule formerly applicable to the mandatory cashout provisions.

        Notwithstanding any provision of this Plan, if the vested portion of a Participant's Account on the date the Participant ceases to be an Employee is $5,000 ($3,500 prior to January 1, 1998) or less, the Participant's Account will be distributed to the Participant, or Beneficiary, as the case may be, as soon as practicable, without the consent of the Participant or the Participant's Beneficiary. For distributions made prior to January 1, 2001, if the vested portion of the Participant's Account on the date the Participant ceased to be an Employee, or at the time of any earlier distribution or withdrawal, exceeded $5,000 ($3,500 prior to January 1, 1998), no distribution will be made without the consent of the Participant or the Participant's Beneficiary, as applicable.

        8.    Section 1.03 of Appendix I: Testing Salary Deferral and Matching Contributions is amended effective January 1, 1997 to incorporate the multiple use limitation.

  Limit on Matching Contributions.

          (a)  Contribution Percentage Test. Matching Contributions are tested and distributed similarly to Salary Deferral Contributions under Section 1.02 above except (i) the contribution percentage test described in Code Section 401(m)(2) is substituted for the Deferral Percentage test and (ii) Excess Contribution Amounts are substituted for Excess Deferral Contributions. Excess Contribution Amounts are equal to the excess of (i) over (ii) where (i) is the amount of Matching Contributions made on behalf of all Highly Compensated Employees for the Plan Year in which the excess arose and (ii) is the maximum amount of such contributions that could be made on behalf of Highly Compensated Employees for the Plan Year, determined by hypothetically reducing each Highly Compensated Employee's Matching Contributions to the extent necessary to satisfy the contribution percentage test, starting with the Highly Compensated Employee with the highest individual contribution rate. The determination is made after returning any excess Elective Deferrals as described in Section 1.01 and any Excess Deferral Contributions as described in Section 1.02.

          (b)  Multiple Use Limitation. If testing under Sections 1.02 and 1.03 results in the multiple use of the alternative limitation (e.g., the percentage for Highly Compensated Employees is not greater than the Non-highly Compensated Employee percentage for the prior Plan Year plus 2 points or 200% of the Non-highly Compensated Employee percentage for the prior Plan Year for both tests), the amount over the aggregate limit described in Treasury Regulation section 1.401(m)-2(b)(3) will be treated as an Excess Deferral Contribution described in Section 1.02 and returned to Highly Compensated Employees as described therein.

        9.    Section 1.01 of Appendix II: Limitations on Allocations is amended to confirm the basic limitation applicable to Annual Additions for Limitation Years after 1994.

        Basic Limitation. The total Annual Addition to Participants' Accounts under this Plan and under any other defined contribution plan maintained by an Affiliated Company may not, for any Limitation Year beginning after 1994, exceed the lesser of (i) the dollar limit which is $30,000 indexed for cost of living changes consistent with Code Section 415(d) or (ii) 25% of the Participant's Remuneration for that Limitation Year.

        10.  Section 1.03(b)(iii) of Appendix III: Top Heavy Provisions is amended to confirm that 5% of Remuneration will be contributed if a Participant participates in a defined benefit plan of an Affiliated Company in addition to participating in the Plan, and both plans are Top Heavy.

          (iii)  Adjustment. If a Participant also participates in a defined benefit plan of an Affiliated Company, and the Plan and the defined benefit plan are Top Heavy in a Plan Year, then the minimum contribution requirement of this Section for that Participant will be fulfilled in accordance with this subsection, except that "5%" will be substituted for "3%."

        11.  A new Section 1.13 is added at the end of Appendix IX: Merger of National Capital Preferred Provider Organization, Inc. 401(k) Plan to confirm the effective dates of provisions affected by the Uniformed Services Employment and Reemployment Rights Act of 1994 and the Small Business Job Protection Act of 1996:

          (a)  Effective December 12, 1994, contributions and benefits with respect to qualified military service are provided to the extent required by Code Section 414(u) consistent with the Uniformed Services Employment and Reemployment Rights Act of 1994.

          (b)  Effective January 1, 1998, the definition of "Compensation" for Code Section 415 testing is expanded to include elective contributions that are not includible in gross income under Code Sections 125, 402(e)(3), 402(h) and 403(b) for all purposes, including Code Section 415 testing, consistent with the Small Business Job Protection Act of 1996.

          (c)  Effective January 1, 1997, the return of excess contributions and excess aggregate contributions to a Highly Compensated Employee is based on the amount of the Employee's contributions rather than his or her deferral or contribution percentage consistent with the Small Business Job Protection Act of 1996.

          (d)  Effective January 1, 1997, the definitions of "Highly Compensated Employee" and leased employee are amended consistent with the Small Business Job Protection Act of 1996.

        12.  A new Section 1.08 is added at the end of Appendix XI: Merger of Blue Cross and Blue Shield of Georgia, Inc. Tax-Favored Savings Program to confirm the effective dates of provisions under various tax acts to the Blue Cross and Blue Shield of Georgia, Inc. Tax-Favored Savings Program:

          1.08    Special Effective Dates.    The following special effective dates apply to the provisions of the Georgia Savings Program as in effect prior to the merger:

          (a)  Effective December 12, 1994, contributions and benefits with respect to qualified military service are provided to the extent required by Code Section 414(u) consistent with the Uniformed Services Employment and Reemployment Rights Act of 1994.

          (b)  Effective January 1, 1998, the definition of "Section 415 Compensation" is expanded to include elective contributions that are not includible in gross income under Code Sections 125, 402(e)(3), 402(h) and 403(b) for all purposes, including Code Section 415 testing, consistent with the Small Business Job Protection Act of 1996. Effective January 1, 2001, Section 415 Compensation is further expanded to include elective salary reductions not included in gross income under Code Section 132(f)(4) consistent with the Community Renewal Tax Relief Act of 2000.

          (c)  Effective for Limitation Years beginning on and after January 1, 2000, the combined limit under Code Section 415(e) is eliminated consistent with the Small Business Job Protection Act of 1996.

          (d)  Effective January 1, 1997, the return of excess contributions and excess aggregate contributions to a Highly Compensated Employee is based on the amount of the Employee's contributions rather than his or her deferral or contribution percentage consistent with the Small Business Job Protection Act of 1996.

          (e)  Effective January 1, 2000, an "eligible rollover distribution" does not include salary deferral contributions distributed in a hardship distribution consistent with the Restructuring and Reform Act of 1998.

          (f)    Notwithstanding anything contrary in the Plan, including Appendix VIII, a Georgia Participant may not defer payment of Plan benefits past his or her required beginning date as modified by this subsection (f). If a Georgia Participant attains age 70 1/2 before January 1, 2002, or if the Participant is a 5% owner (within the meaning of Code Section 416(i)), his or her required beginning date is April 1 following the close of the calendar year in which the Participant attains age 70 1/2. If a Participant who is not a 5% owner attains age 70 1/2 on or after January 1, 2002, his or her required beginning date is April 1 of the later of (i) the calendar year following the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year following the calendar year in which the Participant terminates employment.

        IN WITNESS WHEREOF, WellPoint Health Networks Inc. caused this Amendment to be executed this 26th day of February, 2002.

WELLPOINT HEALTH NETWORKS INC.

By:	/s/ J. THOMAS VAN BERKEM	Date:	February 26, 2002

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AMENDMENT NO. 2 TO THE WELLPOINT 401(k) RETIREMENT SAVINGS PLAN (As Amended Through January 1, 2001)